UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2005

MEMC Electronic Materials, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13828	56-1505767
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Pearl Drive (City of O’Fallon) St. Peters, Missouri (636) 474-5000	63376
(Address of principal executive offices)	(Zip Code)

(636) 474-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 16, 2005, MEMC Electronic Materials, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with members of an investor group led by Texas Pacific Group, including TPG Wafer Holdings LLC and funds managed by Leonard Green & partners, L.P. and TCW/Crescent Mezzanine Management III, LLC (collectively, the “Selling Stockholders”) and Lehman Brothers Inc., Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively the “Underwriters”) relating to the sale by the Selling Stockholders of 18,250,000 shares of the Company’s common stock, par value $0.01 per share, at a price of $17.09 per share. The Underwriting Agreement contains customary representations and warranties, covenants, indemnification provisions and closing conditions. The Underwriting Agreement is attached hereto as Exhibit 1.1.

The Underwriting Agreement relates to shares of the Company’s common stock previously registered by the Company for resale by the Selling Stockholders. The Company filed the initial registration statement on September 25, 2003, with the Securities and Exchange Commission (“SEC”), registering 50,000,000 shares of common stock (including 10,000,000 shares underlying warrants) and 10,000,000 common stock purchase warrants for resale by the Selling Stockholders. The registration statement was amended thereafter and declared effective by the SEC on February 4, 2004. On February 9, 2004, the Company filed a prospectus supplement to the registration statement relating to the resale by one of the Selling Stockholders of 34,000,000 of these shares. On August 16, 2005, the Company filed a Rule 462(b) registration statement on Form S-3 registering an additional 2,250,000 shares.

Before the sale contemplated by the underwriting agreement, the investor group led by Texas Pacific Group (“TPG”) beneficially owned approximately 34% of the Company’s outstanding common stock. The sale will reduce TPG’s beneficial ownership to approximately 25% of the Company’s outstanding common stock. The Company is also a party to several additional agreements with TPG and its affiliates arising out of or relating to TPG’s ownership of the Company’s common stock and common stock purchase warrants. Two TPG affiliates currently serve on the Company’s Board of Directors. Additional information regarding the relationship between the Company and TPG is included under “Certain Relationships and Related Transactions” in the registration statement, as amended.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement dated August 16, 2005 among the Company, the Selling Stockholders and the Underwriters.

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEMC ELECTRONIC MATERIALS, INC.

Date: August 22, 2005	By:	/s/ Thomas E. Linnen
	Name:	Thomas E. Linnen
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

1.1	Underwriting Agreement dated August 16, 2005 among the Company, the Selling Stockholders and the Underwriters.